EXHIBIT 32.3

Noble Corporation, a Cayman Islands company
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Noble Corporation (the “Company”) on Form 10-K for the period ended December 31, 2017, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas B Sloan, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 23, 2018	/s/ Thomas B Sloan Jr.
Thomas B Sloan Jr.
Vice President and Chief Financial Officer of Noble Corporation, a Cayman Islands company